As filed with the Securities and Exchange Commission on June 6, 2018

Registration No. 333-175725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 1

FILE NO. 333-175725

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SITO MOBILE, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	13-4122844
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

The Newport Corporate Center

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of Principal Executive Offices)

SITO Mobile, Ltd.

2017 Equity Incentive Plan

2008 Stock Option Plan

(Full title of the plans)

Thomas J. Pallack

Chief Executive Officer

SITO Mobile, Ltd.

The Newport Corporate Center

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Name and address of agent for service)

(201) 275-0555

(Telephone number, including area code, of agent for service)

Copy to:

Andrew Hulsh, Esq.

Pepper Hamilton LLP

The New York Times Building, 37th Floor

620 Eighth Avenue

New York, NY 10018-1405

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

On November 30, 2017 (the “Effective Date”), the stockholders of SITO Mobile, Ltd. (the “Registrant” or the “Company”) approved the 2017 Equity Incentive Plan (the “2017 Plan”), which replaces and is a successor to the 2008 Stock Option Plan (the “2008 Plan”). The total number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be granted under the 2017 Plan includes, in addition to 2,500,000 new shares (registered concurrently on a new registration statement on Form S-8), (i) the 662,572 shares available for future awards under the Registrant’s 2008 Plan as of the Effective Date and (ii) the 83,880 shares subject to outstanding awards under the 2008 Plan that may become available for future awards under the 2017 Plan as provided for in the 2017 Plan (together, the “Prior Plan’s Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 to Registration Statement No 333-175725, which registration statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2011, (the “Post-Effective Amendment”) is hereby filed to cover the issuance of the Prior Plans’ Shares pursuant to the 2017 Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Post-Effective Amendment:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 2, 2018, as amended by Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 filed with the SEC on April 30, 2018;

b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 15, 2018;

c)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 12, 2018, February 7, 2018, February 20, 2018, April 2, 2018 and April 3, 2018; and

d)	the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

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The Registrant’s Certificate of Incorporation, as amended and restated, and the Registrant’s Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Registrant’s certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation, as amended and restated, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision, the DGCL does not permit the Registrant to eliminate personal liability for (i) breaches of their duty of loyalty to Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

The Registrant has directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, the Registrant’s directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the Registrant cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Post-Effective Amendment:

Exhibit No.	Description
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of RBSM LLP, independent registered public accounting firm.
23.2	Consent of BDO USA LLP, independent registered public accounting firm.
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Post-Effective Amendment).
99.1	2008 Stock Option Plan (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2008)
99.2	2017 Equity Incentive Plan (incorporated by reference from Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018)

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Item 9. Undertakings.

The Company hereby undertakes:

(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 6th day of June, 2018.

SITO MOBILE, LTD.

By:	/s/ Thomas J. Pallack
Thomas J. Pallack
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Pallack and Mark Del Priore, and each of them singly, as their true and lawful attorneys-in-fact and agent, and each of them singly, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Pallack	Chief Executive Officer, President and Director	June 6, 2018
Thomas J. Pallack	(Principal Executive Officer)

/s/ Mark Del Priore	Chief Financial Officer	June 6, 2018
Mark Del Priore	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Michael Durden	Director	June 6, 2018
Michael Durden

/s/ Itzhak Fisher	Director	June 6, 2018
Itzhak Fisher

/s/ Brent Rosenthal	Director	June 6, 2018
Brent Rosenthal

/s/ Karen Seminara Patton	Director	June 6, 2018
Karen Seminara Patton

/s/ Steven Bornstein	Director	June 6, 2018
Steven Bornstein

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of RBSM LLP, independent registered public accounting firm.
23.2	Consent of BDO USA LLP, independent registered public accounting firm.
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Post-Effective Amendment).
99.1	2008 Stock Option Plan (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2008)
99.2	2017 Equity Incentive Plan (incorporated by reference from Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018)